UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 29, 2011

Date of report (Date of earliest event reported)

Supertel Hospitality, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia

(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)

309 North Fifth Street Norfolk, NE	68701
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 29, 2011 Supertel Hospitality, Inc., a Virginia corporation (the “Company”) and the Company’s operating partnerships entered into an equity distribution agreement (the “Agreement”) with JMP Securities LLC (“JMP”) pursuant to which the Company may offer and sell up to 2 million shares of common stock of the Company from time to time through JMP, as the Company’s agent under the Agreement. Sales of shares of the Company common stock, if any, under the Agreement may be made in negotiated transactions or other transactions that are deemed to be “at the market” offerings, including sales made directly on the Nasdaq Global Market or sales made to or through a market maker other than on an exchange. The common stock will be sold pursuant to the Company’s registration statement on Form S-3 (333-170756).

Upon its acceptance of written instructions from the Company, JMP has agreed to use its commercially reasonable efforts consistent with its customary sales and trading practices to solicit offers to purchase shares of Company common stock, under the terms and subject to the conditions set forth in the Agreement. The Company will instruct JMP as to the amount of common stock to be sold by JMP. The Company may instruct JMP not to sell common stock if the sales cannot be effected at or above the price designated by the Company in any instruction. The Company or JMP may suspend the offering of common stock upon proper notice and subject to other conditions.

JMP will be paid 5% of the gross sales price of all shares sold through it under the Agreement. The offering of shares of Company common stock pursuant to the Agreement will terminate upon the earlier of (1) the sale of all common stock subject to the Agreement and (2) termination of the Agreement. The Agreement may be terminated by JMP or the Company at any time upon one day notice to the other party, or by JMP at any time in certain circumstances, including the Company’s failure to maintain a listing of its common stock on the Nasdaq Global Market or the occurrence of a material adverse change in the Company.

The foregoing summary is qualified in its entirety by reference to the Agreement attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(b)

Exhibit 5.1	Opinion of McGrath North Mullin & Kratz, PC LLO

Exhibit 10.1	Equity Distribution Agreement dated March 29, 2011 between Supertel Hospitality, Inc., Supertel Limited Partnership and JMP Securities LLC

Exhibit 23.1	Consent of McGrath North Mullin & Kratz, PC LLO (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Supertel Hospitality, Inc.

Date: March 29, 2011	By:	/s/ Kelley A. Walters
Name: Kelly A. Walters
Title: President and Chief Executive Officer